Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Report”) of Direxion Shares ETF Trust II (the “Registrant”) and each of its Funds, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Daniel D. O’Neill, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 27, 2015	By:	/s/ Daniel D. O’Neill
	Name:	Daniel D. O’Neill
	Title:	Principal Executive Officer
Direxion Shares ETF Trust II